Exhibit 10.28

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 12 day of Sept, 1996, between

JOSEPH P. DAY REALTY CORP., as agent, for 800 Third Avenue Associates, having an office at 9 East 40th Street, New York, New York 10016 party of the first part, hereinafter referred to as OWNER, and

ASSET ALLIANCE CORPORATION, a Delaware corporation
having a place of business at 90 Broad Street, New York, New York 10004 party of the second part, hereinafter referred to as TENANT,

Witnesseth:

Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the 16th Floor as shown on the attached Floor Plan in the building known as 800 Third Avenue
in the Borough of Manhattan, City of New York, for a term of:

Ten years (or until such term shall sooner cease and expire as hereinafter provided) to commence on November 1, 1996 (the “Commencement Date”) and to end on October 31, 2006, both dates inclusive, at an annual rental rate of: One Hundred Thirty-one Thousand One Hundred Eighty and no/100 ($131,180.00) Dollars per annum, subject to the concession set forth in Article 67 below, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy the demised premises for executive offices and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article. Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises;1 the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may. at the election of Owner, either be retained as Owner’s property or may be removed from the premises by Owner, at Tenant’s expense.

Maintenance and Repairs: 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.2

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Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys’ fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

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Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including, reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

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Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth, (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable, (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided, (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and moveable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy, (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasers’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same, (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.3

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Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.4

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

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Access to Premises: 13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times5 to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours5 for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

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Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease, (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises to re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more or such events, upon Owner serving a written notice upon Tenant specifying the nature of said default and upon the expiration of said days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said day period, and if Tenant shall not have diligently commenced during such default within such day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

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Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

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Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised remises, the rents, leases, expenses of operation or any other matter or affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

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Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, under tenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior in the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

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Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making, any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, futures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or any reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners: 29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults. Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner’s expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the builder; (e) If the demised premises are serviced by Owner’s air conditioning/cooling and ventilating system, air conditioning/cooling will be furnish to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a. m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner’s contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant’s expense. RIDER to be added in respect to rates and conditions for such additional service; and (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

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Captions: 30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions: 31. The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.6a

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Rules and Regulations: 33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. Tenant has deposited with Owner the sum of $23,706.10 as security for the faithful provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or lease of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liabilities, for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.7

Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

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Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	JOSEPH P. DAY REALTY CORP., as Agent for 800 Third Avenue Associates (Owner)

	By:	/s/Richard Teichman

Witness for Tenant:	ASSET ALLIANCE CORPORATION (Tenant)

	By:	/s/Arnold L. Mintz

ACKNOWLEDGEMENTS

CORPORATE OWNER
STATE OF NEW YORK,    ss.:
County of

On this ____ day of ____________, 19___, before me personally came _______________, to be known, who being by me duly sworn, did depose and say that he resides in ________________, that he is the __________________ of __________________ the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

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CORPORATE TENANT
STATE OF NEW YORK,    ss.:
County of

On this ____ day of ____________, 19___, before me personally came ________________, to be known, who being by me duly sworn, did depose and say that he resides in ________________, that he is the __________________ of __________________ the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

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INDIVIDUAL OWNER
STATE OF NEW YORK,    ss.:
County of

On this ____ day of ____________, 19___, before me personally came ________________, to be known, and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that _________________ he executed the same.

INDIVIDUAL TENANT
STATE OF NEW YORK,    ss.:
County of

On this ____ day of ____________, 19___, before me personally came ________________, to be known, and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that _________________ he executed the same.

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GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner’s successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the “Rules and Regulations” as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenants occupying the premises as a “statutory tenant.” As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated: _____________________________, 19__

Guarantor

Witness

Guarantor’s Residence

Business Address

Firm Name

STATE OF NEW YORK	)	ss.:
County of	)

On this ____ day of ____________, 19___, before me personally came ________________, to me known, and known to me to be the individual described in and who, executed the foregoing Guaranty and acknowledged to me that he executed the same.

Notary

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than the purposes for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premise if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner for reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner. Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3.00 p m. in the case of services required on week days, and prior to 3:00 p m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactorily to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

STANDARD LEASE RIDER

37. RIDER PROVISIONS PARAMOUNT

If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with the Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to this Tenant to the extent of such inconsistency.

38. BINDING EFFECT

It is specifically understood and agreed that this Lease is offered to Tenant for signature by the managing Agent of the Building solely in its capacity as such Agent and subject to Owner’s acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Owner or its Agent until such time as this Lease shall have been approved and executed by the managing Agent or the Owner and delivered to Tenant. If on the signing or at any time during the term of this lease, the “Owner” is acting as such in fiduciary capacity or capacities, then such “Owner” shall not be bound hereby or be liable hereunder or for any covenant or warranty, expressed or implied, otherwise than in such capacity or capacities.

39. REAL ESTATE TAX ESCALATION

Tenant shall pay Owner as additional rents the amounts set forth in this Article 39.

A. The following definitions shall apply:

1. “Taxes” shall mean the real estate taxes and assessments and special assessments imposed upon the Building and/or the land (“the Building”) by any governmental bodies or authorities for any purpose whatsoever or any other governmental charges whether general or special, ordinary or extraordinary, foreseen or unforeseen, which may be levied or accessed with respect to the Building during the term of this Lease or any renewal thereof whether the increase results from a higher tax rate or an increase in the assessed value of the Building or both or other means of increase. If at any time after the date hereof the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof, there shall be levied, assessed and imposed (i) a tax, assessment, levy or otherwise on the rents received therefrom, or (ii) a license fee measured by the rent payable by Tenant to Owner, or (iii) any other additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purpose hereof. Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or excess profits that is or may be imposed upon Owner. Tenant agrees to pay Tenant’s Share of the actual costs incurred by Owner in any tax protest or reduction proceedings, including attorneys, accountants and appraiser’s fees and any other filing or court fees or other costs, disbursements or expenses incurred with relation to each Tax Year during the term of this Lease.

2. “Base Tax” shall mean Taxes, as finally determined by settlement, court decision or otherwise, for the fiscal Tax Year ending June 30, 1997.

3. “Tax Year” shall mean the fiscal year for which Taxes are levied by the governmental authority.

4. “Tenant’s Share” shall be .796 percent (.796%) throughout the term of this Lease irrespective of the bulk of the Building and the Demised Premises and any additions or demolition at any time during the term hereof.

5. “Building” shall mean the land and building known as 800 Third Avenue in the borough of Manhattan, city and state of New York of which the Demised Premises form a part.

B.1. lf, for any reason, the Taxes for any Tax Year shall be more than the Base Tax, Tenant shall pay as additional rent for such Tax Year an amount equal to Tenant’s Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax. (The amount payable by Tenant is hereinafter called the “Tax Payment.”) Owner or Agent shall furnish Tenant with a statement showing the calculations for any year in which a Tax Payment is due and if requested with copies of the tax bills. The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this Lease.

2. In the event the Base Tax is reduced as a result of settlement, court decision or of any other appropriate proceeding or agreement, Owner shall have the right to adjust the amount of Tax Payment due from Tenant for any Tax Year in which Tenant is or was obligated to pay a Tax Payment hereunder to reflect the new Base Tax, and Tenant agrees to pay the amount of said adjustment on the next rental installment day immediately following receipt of a rent statement from Owner setting forth the amount of said adjustment.

C. With respect to any period at the commencement or expiration of the term, which shall constitute a partial Tax Year, Owner’s statement shall apportion the amount of the Tax Payment due hereunder.

D. Beginning with the first Tax Year in which Taxes are greater than the Base Tax, the Tax Payment for that year and subsequent years shall be paid in the same number of installments as Taxes are paid by Owner to the taxing authority, such payments to be made by Tenant 30 days before each such installment is due to be paid to the taxing authority.

E. Owner shall be under no obligation to contest the Taxes or the assessed valuation of the land and the Building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Owner in its sole judgment considers proper.

F. Owner’s failure during the Lease term to prepare and deliver any statements or bill for Tax Payment, or Owner’s failure to make a demand under this Article 39 or under any other provisions of this Lease shall not in any way be deemed to be a waiver of or cause Owner to forfeit or surrender its right to collect any items of additional rent which may have become due pursuant to this Article 398 or any other article of this Lease during the term of this Lease. Tenant’s liability for the additional rent due under this Article 39 shall survive the expiration or sooner termination of this Lease.

G. In no event shall any adjustment of Tax Payments hereunder result in a decrease of the fixed rent or additional rent payable pursuant to any other provisions of this Lease, it being agreed that the payment of additional rent under this Article 39 is an obligation supplemental and in addition to Tenant’s obligation to pay fixed rent.9

40. WAGE FORMULA INCREASE

If the Labor Rate for any Operation Year shall be greater than the Base Labor Rate, the Tenant shall in case of such an excess, pay to Owner as additional rent for the Demised Premises for such Operation Year an amount equal to the product obtained by multiplying (i) the Wage Rate Multiple by (ii) one annum for each one cent that such Hourly Wage Rate is over the Base Labor Rate. Any such annual adjustment payable by reason of the provisions of the preceding sentence shall be due and payable in equal monthly installments as of the first day of the first month of the relevant Operation Year, and Owner or Agent shall furnish Tenant with an Escalation Statement relating to such Operation Year. The aforesaid monthly installments shall continue until a new adjustment becomes effective pursuant to the terms of this Article 40. If said Escalation Statement is furnished to Tenant after the commencement of any such Operation Year, there shall be promptly paid by Tenant to Owner an amount equal to the portion of such adjustments allocable to the part of such Operation Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Escalation Statement is furnished to Tenant. Any such adjustment billed to Tenant shall be deemed additional rent.

As used in this Article 40, the words and terms which follow mean and include the following:

(a) “Operation Year” shall mean each calendar year in which occurs any part of the term of this Lease.

(b) “Wage Rate Multiple” shall be 3748.

(c) “Hourly Wage Rate” as used herein shall mean the minimum regular hourly wage rate, social security and welfare fund contribution paid for the porters (Others) engaged in the general maintenance and operation of Class A. office buildings pursuant to a collective bargaining agreement between Owner or Owner’s association and Local 32B of the Building Service Employees International Union AFL-CIO (or any successor thereto). The Hourly Wage Rate shall include but not be limited to sums paid for fringe benefits for vacations, holidays, sick days, birthdays, jury duty, medical check-ups, lunch hours, relief time and other paid time off, bonuses, pensions, unemployment, disability benefits, health, life, accident, and other types of insurance, and other employee benefits. If any such agreement is not entered into or such parties or their successors shall cease to bargain collectively, the Hourly Wage Rate shall be the average of the regular hourly wage rate and other sums aforesaid payable to or for the benefit of porters engaged in the maintenance and operation of the Building and payable by either Owner or the contractor furnishing such services, but not in excess of the hourly minimum rate of wages and other sums as aforesaid for porters engaged in the general maintenance and operations of buildings of the same type and in the same vicinity as the Building and, provided further, that if there is no such agreement as of any such January 1 by which the Hourly Wage Rate for porters is determinable, computations and payments shall thereupon be made upon the basis of the Hourly Wage Rate being paid by Owner or by the contractor performing the cleaning services for Owner on such January 1 for said porters and appropriate retroactive adjustment shall thereafter be made when the Hourly Wage Rate to be paid as of such January 1 pursuant to such agreement for porters is finally determined and, provided further that, if as of the last day of such Operation Year, no such agreement covering January 1 occurring in such Operation Year shall have been in effect, the Hourly Wage Rate paid by Owner or by the contractor performing the cleaning services for Owner on such January 1 for said porters as the case may be shall be for all purposes hereof deemed to be such Hourly Wage Rate prescribed by such agreement and in effect as of such January 1.

(d) “Base Labor Rate” shall mean the Labor Rate at December 31, 1997.

(e) “Labor Rate” for any Operation Year shall mean the Hourly Wage Rate as defined above.

(f) “Escalation Statement” shall mean a statement in writing submitted by Owner or Agent, setting forth the amount payable by Tenant for a specified Operation Year pursuant to this Article 40.

With respect to any period at the commencement or expiration of the term, which shall constitute a partial Operation Year, Owner’s statement shall apportion the amount of the Wage Formula Increase due hereunder.

Owner’s failure during the Lease term to prepare and deliver any notice, statement or bill, or Owner’s failure to make a demand, shall not in any way cause Owner to forfeit or surrender Owner’s right to collect any additional rent which may have become due during the term of this Lease under this Article 40 and Tenant’s liability for amounts due under this Article 40 shall survive the termination of this Lease.

The above Article 40 which pertains to “Wage Formula Increase” utilizes the Hourly Wage Rate of employees as part of a formula for adjusting rent as agreed by the parties and is not intended to reflect or be based upon the actual labor costs or other expenses of the Building which are not relevant to the formula. In no event shall any rent adjustment hereunder result in a decrease of the fixed annual rent provided herein.

41. OPERATING EXPENSE ESCALATION

Owner shall have the option in any Operation Year to impose an “Operating Expense” increase for such Operation Year pursuant to this Article 41 in lieu of the Wage Formula Increase for such year.9a As used herein, the term “Operating Expense” shall mean all costs and expenses incurred by the Owner in connection with the operation, servicing and the maintenance of the Building, except real estate taxes.10 In the event that the Owner should eliminate the payment of any wages or other labor costs as a result of the installation of labor saving devices or by any other means, then in computing the additional rent payable for Operating Expenses as provided hereunder, the corresponding item or items of such wages or other labor costs shall be deducted from the Operating Expenses for the Base Year. As used herein, the term “Base Year” shall mean the calendar year, 1997. In the event that the Operating Expenses incurred by the Owner during any Operation Year following the Base Year shall exceed the Operating Expenses incurred by Owner during the Base Year, the Tenant shall pay to the Owner as additional rent for such Operating Year an amount equal to .796 percent (.796%) of such excess. Within six months subsequent to the Operation Year following the Base Year, and within six months after each Operation Year thereafter, the Owner shall endeavor to furnish to the Tenant a statement of the Operating Expenses for the preceding Operation Year and a statement of the Operating Expenses for the Base Year, and any additional rent due the Owner by reason of any increase in Operating Expenses for the Operation Year over the Operating Expenses for the Base Year shall be paid by the Tenant within ten (10) days after receipt of the aforesaid statement. The statement of Operating Expenses to be furnished by the Owner shall consist of data prepared for the Owner by a firm of Certified Public Accountants (who may be the firm currently employed by the Owner in connection with its accounts), and the statements thus furnished to the Tenant shall constitute a final determination as between the Owner and the Tenant of Operating Expenses for the periods represented thereby. The failure of Owner to submit bills in accordance with this Article 41 shall not be deemed a waiver of Owner’s right to bill for such periods nor release Tenant of Tenant’s obligations to pay these charges. The obligation to make any payment pursuant to this Article 41 shall survive the expiration or sooner termination of this Lease.10a

42. HEATING COSTS

Anything to the contrary notwithstanding and in addition to billing pursuant to Articles 40 and 41 of this Lease, Tenant agrees that in the event Heating Costs for any calendar year shall be greater than the Heating Costs for the calendar year 1997 as a result of but not limited to increases in or additions to the number of units used, rates, fuel adjustments, taxes, surcharges, energy charges or charges of any kind, Tenant agrees to pay to Owner within ten (10) days after receipt of Owner’s statement, .796 percent (.796%) of such excess for the particular calendar year. In the event that Owner exercises its option pursuant to Article 41 herein and during such Lease years, this Article 42 shall not apply. Heating Costs as used in this Article 42 shall mean fuel costs if Owner continues to use its own heating plant or the cost of outside heating or steam if the Owner uses an off-premises heating service.

43. LOCAL LAWS

If any alterations, installations, changes or improvements to the Building, including, but not limited to, the Demised Premises are made by Owner in order to comply with New York City Local Law No. 5 (fire protection) and New York City Law No. 10 (building condition) as each may be amended or any successor or law of like import (or any Federal, State or local law or government regulations enacted subsequent to the date hereof), at any time after the date of this Lease and prior to the expiration date of this Lease, the cost of any such alterations shall, for the purposes of this Article 43, be deemed amortized by Owner in accordance with an amortization schedule with a reasonable interest factor included therein, determined by Owner in Owner’s judgment, and during each calendar year which shall include any part of the demised term for which such an amortization shall be applicable, Tenant shall pay to Owner a sum equal to .796 percent (.796%) of such amortization and interest applicable to such calendar year.11

44. ADDITIONAL RENT

All escalation rents, additional rent and any and all other payments, charges and sums due by the Tenant to the Owner under this Lease whether or not designated as such shall be deemed rent for all purposes hereunder and by law, and the failure to pay any such amount shall subject the Tenant to the same rights and remedies of the Owner including the right to commence summary proceedings for nonpayment of rent as if such escalation rent, additional rent and other payments, charges and sums due were Fixed Annual Base Rent hereunder.

45. ACCEPTANCE OF RENT

If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its rights, if any, to designate the items in arrears against which any payments made by Tenant are to be credited, and Owner may apply any of such payments to any such items in arrears as Owner, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited. No payment by Tenant nor receipt by Owner of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any payment nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such payment due or pursue any other remedy in this Lease provided or at law. No receipt of monies by Owner from Tenant, after any reentry or after the cancellation or termination of this Lease in any lawful manner shall reinstate this Lease; and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy, Owner may demand, receive and collect any monies due and apply this on account of Tenant’s obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment. All checks rendered to the Owner as and for the rent of the Demised Premises shall be deemed payments for the account of the Tenant. Acceptance by the Owner of rent from anyone other than the Tenant shall not be deemed to operate as an attornment to the Owner by the payor of such rent or as a consent by the Owner to an assignment or subletting by the Tenant to the Demised Premises to such payor, or as a modification of the provisions of this Lease.

46. LATE PAYMENT

If Tenant shall fail to pay any installment of rent, additional rent or other charges when first due hereunder (irrespective of any grace period as may be applicable thereto) and such payment was not received in the office of the Owner’s Agent on or before the tenth (10th) day after such payment was first due, then interest at the rate of two percent (2%) per month for each month or portion of a month may be charged on such sum not paid when first due and payable hereunder, and such interest shall be deemed to accrue as additional rent hereunder and shall be paid to Owner upon demand made from time to time, but in any event no later than the time of payment of the delinquent sum. If such interest from time to time shall exceed the rate permitted under the laws of the State of New York to be charged on late payments of sums of money due pursuant to a lease, then the interest shall be reduced to said legal maximum rate. Such late charge shall be without prejudice to any of Owner’s rights and remedies hereunder for nonpayment of rent and shall be in addition thereto.

47. RENT CONTROL

If the annual base rental or any additional rent shall be or become uncollectible, reduced or required to be refunded by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law, Tenant shall within ten (10) days of request enter into an agreement or agreements and take such other action as Owner may request, as may be legally permissible, to permit Owner to collect the maximum annual base rent and additional rent which may from time to time during the continuance of such rent restriction be legally permissible, but not in excess of the amounts of annual base rent or additional rent payable under this Lease. Upon the termination of such rent restriction prior to the termination of the term of this Lease, (a) the annual base rent and additional rent, after such termination, shall become payable under this Lease in the amount of the annual base rent and additional rent set forth in this Lease for the period following such termination, and (b) Tenant shall pay to Owner, to the maximum extent legally permissible, an amount equal to (i) the annual base rent and additional rent which would have been paid pursuant to this Lease but for such rent restriction less (ii) the annual base rent and additional rent paid by Tenant to Owner during the period that such rent restriction was in effect.

48. TENANT’S SECURITY

11a Owner shall unless prohibited by law or by the general policies of lending institutions in New York City deposit the security in an interest-bearing account with a bank selected by Owner. All interest which shall accrue on the security shall be held as additional security in accordance with this Lease. Owner shall be entitled to an administrative fee of 1% per year upon the security deposited by the Tenant.

49. [INTENTIONALLY OMITTED]

50. TENANT’S CLEANING

12 The Tenant agrees to employ such office cleaning and maintenance contractor as the Owner may from time to time designate for all waxing, polishing and maintenance work in the Demised Premises above any cleaning services which may be provided by Owner pursuant to this Lease. The Tenant shall not employ any other contractor or individual without the Owner’s prior written consent which consent shall be in Owner’s sole discretion. Tenant recognizes that this provision is for the security of the Building. The foregoing shall not preclude Tenant or its employees from performing any of the foregoing work.

51. RESTRICTIONS ON USAGE

A. Tenant covenants and agrees that during the term of this Lease neither Tenant, assignee nor any subtenant (if the same are permitted pursuant to this Lease) will use as its name or as part of its name (under which it conducts business) any name which, regardless of the spelling thereof, has the same or similar sound or meaning as the words “MEDICAL CENTER”, “MEDICAL GROUP” or “MEDICAL TREATMENT CENTER”.

B. Notwithstanding anything to the contrary contained in this Lease, Tenant covenants and agrees that Tenant will not use the Demised Premises or any part thereof or permit the Demised Premises or any part thereof to be used:

(a) for banking, trust company or safe deposit business;

(b) as or by a commercial or savings bank, as or by a trust company, as or by a savings and loan association, as or by a loan company or as or by a credit union;

(c) for the sale of traveler’s checks and/or foreign exchange;

(d) as a restaurant and/or bar, and/or for the sale of soda and/or beverages and/or food or sandwiches and/or ice cream and/or baked goods;

(e) as a diagnostic medical center and/or for the practice of medicine or health services;

(f) as a school of any kind including but not limited to the teaching of or instructions or giving courses in either secretarial skills, and/or languages and/or the operation of office equipment and/or business machines;

(g) for telephone answering, messenger, photocopying, express mail services for other than Tenant;

(h) as an employment, placement or recruiting agency or similar activity.

52. INDEMNIFICATION AND INSURANCE

Tenant agrees to indemnify and save Owner harmless from and against all damages, liabilities, claims, costs and expenses, including reasonable attorneys’ fees, arising out of the use of the Demised Premises or the Building or the adjacent sidewalks12a or any work or thing done, or any condition created by Tenant or its employees, licensees, Agents or contractors whether or not caused by negligence or breach of an obligation by Tenant. This provision shall survive the termination of this Lease. The Tenant shall, at full replacement cost, insure its alterations, improvements, inventory, trade fixtures, personal property and equipment against property damage for the Tenant and the Owner’s benefit, as their respective interest may appear.

Tenant covenants to provide (and deliver proof thereof) on or before the commencement date of the term hereof and to keep in force during the whole time period Tenant occupies Demised Premises a fully paid comprehensive general liability insurance policy covering but not limited to all the above mentioned items in respect of the Demised Premises and the conduct and operation of business therein (and the sidewalks adjacent thereto) naming the Owner as a named insured with limits of $2,000,000 for bodily injury and $250,000 property damage including water damage and sprinkler leakage legal liability. At least 15 days prior to the expiration date of such policy, Tenant shall deliver to Owner a fully paid renewal policy or insurance certificate.

Tenant agrees to deliver certificates of the insurance required by Article 3 of the lease from contractors or subcontractors in reasonable amounts unless otherwise required pursuant to Article 3.

All such policies shall be issued by companies of recognized responsibility licensed to do business in the State of New York and shall contain a provision whereby the same cannot be cancelled or modified unless Owner is given at least twenty (20) days’ prior written notice by certified or registered mail of such cancellation or modification.

If Tenant defaults in obtaining or delivering any such policy or policies or fails to pay the premiums therefor, Owner may (but shall not be required to) secure or pay for any such policy or policies and charge Tenant as additional rent therefor. Such additional rent shall be payable by Tenant to Owner with the fixed rent then next accruing. If Tenant defaults in paying the same with interest to date of payment, Owner shall have the same rights and remedies on account thereof as it has with respect to a default in the payment of the fixed rent, including summary proceedings.

53. COST AND EXPENSES

All costs and expenses, including attorneys’ fees incurred by Owner in and about enforcing any of the covenants and conditions of this Lease shall be paid by Tenant as additional rent, and if not previously paid, shall be included in any judgment rendered in Owner’s favor in any court of competent jurisdiction and against Tenant herein.

54. SERVICE CART

Tenant expressly agrees that it shall not permit or obtain or accept the delivery of any food or beverage by any vendor operating a service cart or similar means of conveyance to the Demised Premises, except by any vendor as shall be approved in advance by Owner in writing.

55. BROKER

The Tenant represents and warrants to the Owner that it has dealt with no broker or salesperson nor been shown or introduced to the Demised Premises in connection with this Lease by any person, except the managing Agent JOSEPH P. DAY REALTY CORP. The Tenant hereby agrees to indemnify and hold the Owner harmless from and against any claims, costs, expenses (including legal fees) and other liabilities incurred by the Owner by reason of any claim or action for a commission or fees by any other person or broker in connection with this leasing. The provisions of this Article 55 shall survive the expiration or earlier termination of the term of this Lease.

56. CONSTRUCTION: GOVERNING LAW

If any of the provisions of this Lease or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. This Lease shall be governed in all respects by the laws of the State of New York.

57. ATTORNMENT

Tenant agrees that if a superior lessor or a mortgagee shall enter into and become possessed of the real property of which the Demised Premises form a part, or any part or parts of such real property either through possession or foreclosure action or proceedings, or through the issuance and delivery of a new lease of the premises covered by the Lease to the mortgagee, then, if this Lease is in full force and effect at such time, Tenant shall attorn to the superior lessor or the mortgagee, as its landlord, if such superior lessor or such mortgagee requests Tenant to do so. In such event, such lessor or mortgagee shall not be liable to Tenant for any defaults theretofore committed by Owner, and no such default shall give rise to any rights or offset or deduction against the rents payable under this Lease. If any superior lessor or any mortgagee to which Tenant agrees to attorn, as aforesaid, reasonably requests a further instrument expressing such attornment, Tenant agrees to execute the same promptly, and if Tenant fails to do so, Tenant hereby appoints Owner Tenant’s attorney-in-fact to execute any such instrument for and on behalf of Tenant. This appointment is coupled with an interest and is irrevocable.

58. TENANT’S CERTIFICATE

A. At any time and from time to time upon at least ten (10) days’ prior written notice by the Owner to the Tenant, the Tenant shall without charge execute, acknowledge and deliver to the Owner a statement in writing, in recordable form, addressed to such party as the Owner may designate prepared by the Owner or in form satisfactory to the Owner certifying any of the following information as may be requested (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) whether the term of the Lease has commenced and the rent and additional rent have become payable hereunder and, if so, the dates to which they have been paid, (c) whether or not, to the best knowledge of the Tenant, the Owner is in default in the performance of any of the terms of this Lease and, if so, specifying each such default of which the Tenant may have knowledge, (d) whether the Tenant has accepted possession of the Demised Premises, (e) whether the Tenant has made any uncollected claims against the Owner under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claims, (f) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of the Tenant to be performed and, if so, specifying the same and (g) such further information with respect to the Lease or the Demised Premises as the Owner may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or any part thereof or of the interest of the Owner in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, by any lessee or any prospective lessee thereof or by any prospective assignee of any mortgage thereof.

B. The failure of the Tenant to execute, acknowledge and deliver to the Owner a true statement in accordance with the provisions of this Article 58 A within the aforesaid ten (10) day period shall constitute an acknowledgment by the Tenant, which may be relied upon by any person who would be entitled to rely upon any such statement that such statement as submitted by the Owner is true and correct.

59. TENANT’S REMEDIES

With respect to any provision of this Lease whereby Owner’s consent or approval is required or as to any other matter where Owner’s consent is requested, Tenant in no event shall be entitled to make nor shall Tenant make, any claim (and Tenant hereby waives any such claim) for money damages; nor shall Tenant claim any money damages by way of set off, counterclaim or defense, based upon any claim or assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed any consent or approval, but Tenant’s sole remedy shall be an action or proceeding in equity to enforce any such provision or for specific performance, injunction or declaratory judgement.

60. [INTENTIONALLY OMITTED]

61. [INTENTIONALLY OMITTED]

62. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not, by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet all or any part of the Demised Premises or permit the Demised Premises or any part thereof to be used by others, without Owner’s prior written consent in each instance. The consent by Owner to any assignment or subletting in no way shall be construed to relieve Tenant from obtaining Owner’s express written consent to any other or further assignment or subletting.

(b) If Tenant requests Owner’s consent to the assignment of this Lease or the subletting of all of the Demised Premises, it shall submit in writing to Owner, at the time it requests such consent the following material relating to the proposed assignee or subtenant:

(i) the name and address;

(ii) the terms and conditions of the proposed assignment or subletting;

(iii) the nature and character of the business to be conducted in the Demised Premises;

(iv) financial statement for the preceding two (2) years if it has been a business for that period;

(v) banking, financial and other credit information reasonably sufficient to enable Owner to determine the proposed assignee’s or subtenant’s financial responsibility; and

(vi) such other business or financial information reasonably requested by Owner.

(c) Owner shall have the following options, exercisable by written notice to tenant within12b business days after Tenant’s aforesaid request for Owner’s consent and the furnishing of all requested information:

(i) Owner may require Tenant to execute an assignment or sublease to Owner or to anyone designated by Owner on the same terms as the proposed assignment or sublease without payment of any premium therefor;13

(ii) Owner may elect to terminate Tenant’s Lease on the effective date of the proposed assignment or sublease, and Owner shall execute and deliver an instrument releasing and discharging the Tenant from all obligations under this Lease accruing after the effective date of such proposed assignment or sublet, and Tenant shall vacate and surrender possession of the entire Demised Premises in accordance with the Lease on or before said effective date.

(d) If the Owner shall not exercise either of its foregoing options in subparagraph (c) hereinabove within the time set forth above, its consent to the proposed assignment or subletting of all of the Demised Premises shall not be unreasonably withheld, provided, however, that it may withhold consent therein if in the reasonable exercise of its judgment it determines that:

1. The financial condition and/or general reputation of the proposed assignee or subtenant are not consistent with the extent of the obligations undertaken by the proposed assignment or sublease.

2. The proposed use of the Demised Premises is not appropriate for the Building or in keeping with the character of the existing tenancies or permitted by the Tenant’s Lease.

3. The nature of the occupancy of the proposed assignee or subtenant is not in accordance with the use provision of the Lease or will cause excessive density of employees or traffic or make excessive demands on the Building’s services or facilities or be an assignment or sublease to a school or employment or placement agency.

4. The Tenant proposes to assign or sublet to one who at the time is a Tenant in possession of premises in the Building of which the Demised Premises are a part.14

5. Such proposed assignee or Subtenant would lower the value of the dignity or the Building or adversely affect the interest of Owner.

6. The sublet is not for the entire Demised Premises.

(e) If Owner shall not exercise an option set forth in subparagraph (c) above within the time limit provided therefor and if Owner shall not have withheld its consent pursuant to subparagraph (d) above, its consent to the proposed assignment or subletting shall not be withheld provided, however, that each of the following conditions first are complied with:

(i) Tenant then shall not be in default under this Lease;

(ii) The assignee shall execute an agreement, in form reasonably satisfactory to the Owner, whereby such proposed assignee assumes performance of Tenant’s obligations under this Lease and shall become jointly and severally liable with the Tenant for the performance thereof. The subletting agreement shall provide that it is expressly subject to the terms and provisions of the Lease;

(iii) A duplicate original of the instrument of assignment and assumption agreement or sublease duly executed by the appropriate party, shall be delivered to the Owner before the assignee or subtenant shall be let into possession of the Demised Premises;

(iv) Tenant shall pay any expense, including, but not limited to15 attorneys’ fees and fees for financial investigation incurred in connection with the review and/or preparation and/or execution of any documents submitted to Owner relating to the proposed assignment or subletting including preparation of the consent. This provision shall not apply if Owner elects to terminate the Lease pursuant to subparagraph (c) herein.

(f) If the Owner shall give its consent to any assignment of this Lease or to any sublease, Tenant, in consideration therefor, shall pay to Owner, as additional rent:

(i) In the case of an assignment, an amount equal to16a all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net underappreciated cost thereof determined on the basis of Tenant’s Federal income tax returns;16b and

(ii) In the case of a sublease16a any rents, additional charges or other consideration payable under the sublease and related agreements to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then undepreciated cost thereof determined on the basis of Tenant’s Federal income tax returns).16b

The sums payable under this subparagraph (f) shall be paid by Tenant to Owner as and when paid by the assignee or subtenant to Tenant.

(g) Each of the foregoing provisions and conditions shall apply to each and every further assignment or subletting. An assignment of Lease or a subletting as above provided shall not discharge or release from liability under the Lease the Tenant or any other person, firm or corporation which previously shall have assumed Tenant’s obligations hereunder, such liability to remain and continue for the balance of the term and any option to renew contained in the Lease with the same force and effect as though no assignment had been effected.

(h) Any transfer or issuance of shares which shall cause in the aggregate fifty percent (50%) or more of the stock of Tenant or any assignee to be owned by any party other than those parties who were Tenant’s shareholders or assignee’s shareholders on the date of execution of this Lease or the effective date of the assignment shall be deemed an assignment of this Lease and shall require Owner’s prior written consent in accordance with this Article 62.

(i) In the event that Owner exercises either of its options under subparagraph (c) above, Owner shall have the absolute right to, and in no way shall be liable to Tenant if it shall, lease or further sublease the Demised Premises to Tenant’s prospective assignee or subtenant, as the case may be.

(j) If Owner does not exercise its option and also withholds its consent to the proposed assignment or subletting and it is established by a court or body having final jurisdiction thereover that Owner has been unreasonable, the only effect of such finding shall be that Owner shall be deemed to have given its consent; but Owner shall not be liable to Tenant in any respect for money or compensatory damages by reason of withholding its consent.17

(k) In the event that Tenant or any assignee or sublessee desires to assign or sublet, it hereby designates the managing Agent as Tenant’s sole and exclusive Agent to effect such assignment or subletting and agrees to pay said managing Agent upon the consent to assignment or sublease a commission computed in accordance with the commission rates then in effect. Tenant acknowledges that it is aware that the managing Agent represents the Owner and may also act with respect to other competing space in the building and Tenant waives any right to make claim for conflict of interest or for other damages.

18

(l) In the event of a sublease or assignment, the Tenant agrees to deposit an additional security of19 rent, escalations and additional rent due under this Lease at the then existing rate.

(m) No action or consent by Owner to listing of names on the Building directory nor acceptance of rent from any party other than Tenant shall be deemed a consent to any assignment or sublease of the Demised Premises nor a waiver of any of the provisions hereof.

(n) Anything herein to the contrary notwithstanding, conversion of Tenant or any successor tenant to a limited liability partnership or company during the term of this lease constitutes an assignment of the lease which requires the Owner’s consent in its sole discretion.

19a

63. END OF TERM

A. Tenant hereby agrees to indemnify and save Owner harmless against all costs, expenses, claims, losses or liability resulting from delay by Tenant in surrendering the Demised Premises upon the expiration or earlier termination of this Lease, (Tenant’s Holdover) including without limitation any claims made by any succeeding tenant founded on such delay. Such indemnity shall survive the expiration or earlier termination of this Lease.

B. Tenant agrees that losses to Owner resulting from Tenant’s Holdover will be very substantial, exceed the amount of Fixed Rent and additional rent payable hereunder and be difficult of accurate measurement. Therefore, if Tenant shall fail to vacate and surrender the Demised Premises as required hereunder, it shall be deemed a holdover Tenant on a month-to-month basis at a fixed monthly rent equal to20 times the monthly rate of all Fixed Rent and additional rent payable for the last month of the term hereof. The collection of the aforesaid rent shall not act to limit Owner’s rights to institute summary proceedings to obtain possession or pursuant to this Article 63 or in the Lease or at law, but any such rent collected will be non-refundable and shall be applied against any such damages.

64. EXHIBIT

Tenant acknowledges and agrees that the diagram of the Demised Premises annexed hereto as Exhibit A has not been drawn to scale, is an approximation of the actual size and location of the space involved and is not meant to be a representation of the actual size and location of the space involved. Tenant has had the opportunity to and has made such inspection of the leased premises as Tenant deems necessary.

65. HEAD NOTES

The Article headings herein are only for convenience and are in no way to be construed as a part of the agreement or as a limitation on the scope of any provision thereof.

66. ELECTRICITY

Owner, at Owner’s expense has distributed and will furnish electrical energy to or for the use of Tenant in the Premises on a rent inclusion basis. There shall be no charge to Tenant for such electric energy by way of measuring the same on any meter or otherwise, such electric energy being included in Owner’s services which are covered by the annual rental reserved hereunder. Tenant agrees that pending an electrical survey as provided in this Article, the fixed annual rental set forth on the first page of this Lease shall be increased by $11,056.60 per annum (the “Electrical Inclusion Factor”) making a total fixed annual rental of $142,236.60 per annum payable in equal monthly installments of $11,853.05. Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility servicing the Building with electricity or for any other reason not attributable to Owner.

(A) The parties agree that although the charge for the distribution and furnishing of electrical energy is included in the rent on a so-called “Rent Inclusion” basis, the value of such service may not be fully reflected in the rent. Accordingly, Tenant agrees that Owner may cause an independent electrical consulting firm, selected by Owner, to make a final determination following the execution of this Lease, of the full value to Tenant of such services supplied by Owner. The consultant’s calculations and determinations of the electric charge, hereafter referred to as “Electrical Inclusion Factor” shall be established by the consultant by the use of this agreed upon method:

(i) The Demand factor (KW) applicable to the rate structure for each item consuming electricity shall be arrived at by applying the Connected Load rating of each item at 100% when related to Lighting, and at not less than 70% for items related to Equipment.

(ii) The Energy factor (KWH) applicable to the rate structure shall be arrived at by the method of applying the Connected Load rating of each item, multiplied by the hours of its usage for a one month period as determined by the consultant.

(iii) All components of Consolidated Edison Company’s Service Classification and Rate Schedule S.C. #4 Rate I in effect on the date of execution of this Lease, or any successor classification reflecting similar service, shall be utilized as the basis for the determination of the Electrical Inclusion Factor. Tenant shall pay for electricity consumed thereby as determined and evaluated from time to time by Owner’s electrical consultant, such payment to be additional rent, and to be equal to what Tenant would pay for such consumption of electricity if it purchased that amount of electricity from the public utility servicing the Building under the rate structure and/or classification as set forth in this section.

An additional component shall be added to the rate schedule hereafter referred to as “Electric Service Charge” which shall reflect an adjustment to the rate schedule at the rate of one cent per KWH to compensate the Owner for its cost related to servicing the Electrical Inclusion Factor.

In no event shall the Electrical Inclusion Factor, as defined below, be decreased below $11,056.60 per annum.

(B) Subject to the provisions of subsections below, the parties agree that the sum of $11,056.60 per annum is included in the annual rental to cover the charge for electricity made available to Tenant in the Premises (“Electrical Inclusion Factor”). If the public utility rate schedule for the supply of electric current to the Building shall be increased or decreased (using the rate in effect on the date of execution of this Lease as the base rate), or if there occurs any other cost adjustment resulting in an increase or decrease in electric charges, the annual rental herein reserved shall be equitably adjusted to reflect the increase or decrease in the Electrical Inclusion Factor and Tenant agrees to pay Owner the new annual rental rate resulting from such adjustment of the Electrical Inclusion Factor. In no event, however, shall the Electrical Inclusion Factor be decreased below the sum of $11,056.60 per annum. The parties recognize that at the time of the execution of this Lease, the Electrical Inclusion Factor is an arbitrary figure, not necessarily representing the true value of electricity being supplied to the Premises. A survey may be made by Owner’s consultant which shall incorporate methods for the determination of the Electrical Inclusion Factor pursuant to Section A. When said survey is completed and delivered to Tenant, the Electrical Inclusion Factor as set forth in said survey shall become binding upon Tenant.

(C) If it shall be determined that the full value to Tenant of such service is in excess of $11,056.60 per annum (such sum is referred to as the “Electrical Inclusion Factor”) 21 by increasing the Rent and the Electrical Inclusion Factor by an annual amount equal to such excess. However, if it shall be so determined that the full value to Tenant of such service does not exceed the Electrical Inclusion Factor, no such agreement shall be executed and there shall be no increase or decrease in the Rent or the Electrical Inclusion Factor by reason of such determination. If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its Agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

(D) Owner represents that the electrical feeder or riser capacity serving the Premises on the Commencement Date is adequate to serve the lighting fixtures and electrical equipment installed in the Premises initially by Tenant. Subject to the provisions of subsections of this Lease, any additional feeders or risers to supply Tenant’s additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Owner upon Tenant’s request, at the sole cost and expense of Tenant, provided that, in Owner’s judgment, such additional feeders or risers are necessary and are permissible under applicable laws (including, without limitation, the New York State Energy Conservation Code) and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises. Tenant shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or sewing the Premises or any additions to the business machines, office equipment or other appliances in the premises which utilize electrical energy without the prior consent of Owner in each instance.

(E) Rate Adjustment - If the cost to Owner of electricity shall have been, or shall be, increased from time to time by change in utility company’s electricity rates, charges, fuel adjustment, or service classification or by taxes or charges of any kind imposed thereon, or for any other reason (“Electrical Change”), then the Electrical Inclusion Factor, which is a portion of the fixed annual rent, shall be increased in the same percentage. Any such percentage increase in the charge to the Owner shall be computed by the application of an avenged monthly seasonal consumption (Demand and Energy) of electricity which shall reasonably reflect such consumption of the entire Building based on a period of twelve (12) full months prior to the rate change, other change in cost, or any changed method of or rules on billing for same, on a consistent basis to the new rate and/or service classification. The following method of computation shall be employed in making the percentage differential determination applicable to the Electrical Inclusion Factor.

(i) Owner’s bills from the public utility corporation providing electricity to the Building for the twelve (12) month period immediately preceding the Electrical Change in question shall be averaged for demand and consumption (KW and KWH) and the rate structure in effect immediately prior to the Electrical Change in question shall be applied to the average demand and consumption factors of Owner’s billings for the Building for said twelve (12) month period resulting in an agreed determination of the cost to Owner of electricity for the Building immediately prior to the Electrical Change in question;

(ii) The new rate structure pursuant to which Owner is billed by the public utility corporation, i.e., the rate structure which includes the Electrical Change in question, shall be applied to the average demand and consumption factors of Owner’s billings for the Building for said twelve (12) month period resulting in an agreed estimate of the cost to Owner by reason of the Electrical Change in question;

(iii) The difference in the costs determined pursuant to the foregoing subdivisions (i) and (ii) shall be deemed the amount of the estimated annual change in cost and the amount of such estimated annual change in cost shall be divided by the cost determined pursuant to the foregoing subdivision (i); and

(iv) The resulting quotient shall be applied to Tenant’s then current Electrical Inclusion Factor to produce the increase or decrease in the Rent and Electrical Inclusion Factor.

Any increase in the rent related to rate increases shall be payable by Tenant from the date of effectiveness of the revised rate schedule. In no event, however, shall the Electrical Inclusion Factor be decreased below the sum of $11,056.60.

(F) Fuel and Tax Adjustment Charges - If the cost to Owner of electricity shall be increased from time to time by changes in the fuel adjustment and/or any other charges imposed on the Owner by the utility company, then the Tenant agrees to pay to Owner, as additional rent as and when billed from time to time, an amount equal to Tenant’s pro rata share of increased adjustment costs to the Owner.

(G) Owner reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than thirty (30) days’ notice to Tenant. If Owner exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Owner shall not be obligated to furnish electricity to Tenant and the Rent shall be reduced by an amount equal to the Electrical Inclusion Factor. If Owner so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Owner: (a) at Owner’s expense, if Owner shall discontinue furnishing electricity to Tenant voluntarily or shall have been compelled to do so by reason of any act or omission of Owner in violation of any law or rule or regulation; or (b) at Tenant’s expense, if Owner shall have been compelled to discontinue furnishing electricity to Tenant by reason of any act or omission of Tenant in violation of any law, rule or regulation; or (c) at the equal expense of Owner and Tenant, if such discontinuance shall have been by compulsion of law or of any rule or regulation and not by reason of any act or omission of Owner or Tenant in violation of any Law or any rule or regulation. Owner shall not voluntarily discontinue furnishing electricity to Tenant unless it likewise discontinues furnishing electricity to all tenants of office space above the second floor of the Building or until Tenant is able to receive electricity directly from the public utility or other company servicing the Building but Tenant shall upon notice from Owner proceed diligently to make provision so as to receive electricity directly.

(H) Owner shall not be liable to Tenant in any way for any interruption, curtailment or failure, or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Owner or of any public utility or other company servicing the Building with electricity or for any other reason.

(I) The Electrical Inclusion Factor shall be subject to periodic adjustments upon the occurrence of any increase in Tenant’s electric connected load and/or usage subsequent to the initial or any revised Electrical Inclusion Factor currently in effect, which was partially based on demand and usage factors as determined by Owner’s consultant. Owner may, at its option, from time to time, have its electric rate firm resurvey the Premises and adjust the Electrical Inclusion Factor to reflect such changes, employing methods of determination as heretofore set forth within this Rider. In no event, however, shall the Electrical Inclusion Factor be decreased below the annual rate of $11,056.60.

(J) In the event Tenant disagrees with the Electrical Inclusion Factor as billed by Owner, Tenant shall nevertheless pay the same as billed until the dispute has been resolved. If the same is subsequently reduced as hereinafter set forth, Tenant shall be allowed credit against rent for any overpayment. Tenant’s electrical consultant (paid by Tenant) and Owner’s electrical consultant (paid by Owner) shall attempt to resolve the dispute. In the event they are unable to do so, they shall select a third electrical consultant (to be paid one half by Owner and one half by Tenant) whose determination shall be binding upon both parties.

67. RENT CONCESSION

Provided that Tenant shall have performed all the terms, covenants and conditions of this Lease on the part of Tenant to be performed, the fixed rent for the first six months of the term of this Lease shall be $921.38 per month. Otherwise, the fixed rent shall be that set forth on the first page of this Lease and in Article 66 above.

68. OWNER’S WORK

Owner agrees, at Owner’s cost and expense, to do the work set forth in the Workletter attached hereto.

69. TERMINATION

Provided that Tenant is not then in default under this Lease, Tenant shall have the option to end the term of this Lease effective March 31, 2003 or at the end of any calendar month thereafter by giving Owner no less than21a prior written notice of Tenant’s intention to do so. In the event Tenant exercises the foregoing option, Tenant shall pay to Owner in consideration thereof, along with Tenant’s notice, the sum of $50,000. In the event Tenant exercises this option effective on any date later than March 31, 2003, said consideration shall be equal to the product obtained by multiplying $50,000 by the fraction the numerator of which is the number of calendar months remaining in the term of this Lease after the effective date of the exercise of Tenant’s option, and the denominator of which is 43.

22

FOOTNOTES TO Lease AND RIDER

between

JOSEPH P. DAY REALTY CORP., as Agent
for 800 Third Avenue Associates

and

ASSET ALLIANCE CORPORATION, a Delaware corporation

1.
If Tenant requests in writing that Owner do so, Owner will state at the time Owner consents to such installation, whether Owner elects to have such installation removed by Tenant. Owner agrees Tenant may determine to remove or not to remove Tenant’s initial installation at the end of the term of this Lease. If Owner requires the installation to be removed by Tenant.

2.
If as a result of any such repairs, alterations, additions or improvements the demised premises become untenantable for ten or more consecutive business days and as a result thereof Tenant ceases to conduct Tenant’s business in the demised premises, then rent and additional rent shall be abated commencing on the eleventh such business day and continuing until the earlier of the date that the demised premises become tenantable or Tenant resumes the conduct of Tenant’s business in the demised premises.

3.
If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty and repair and restoration of the same is not substantially completed within one hundred fifty days after such fire or other casualty, Tenant may give Owner written notice that unless repair and restoration of said demised premises is substantially completed within thirty days after the date of such notice, Tenant will end the term of this Lease. In the event such repair and restoration is not substantially completed within thirty days after the date of such notice, Tenant may at any time thereafter and prior to substantial completion of such repair and restoration give Owner a second notice ending the term of this Lease, whereupon the term of this Lease shall end on the date of such second notice as if such date was the date set forth in this Lease for the end of the term for this Lease.

4.	See article 62 below.

5.	on prior oral notice.

6.	20

6a.
If as a result of Tenant’s compliance with this Article the demised premises become untenantable for ten or more consecutive business days and as a result thereof Tenant ceases to conduct Tenant’s business in the demised premises, then rent and additional rent shall be abated commencing on the eleventh such business day and continuing until the earlier of the date that the demised premises become tenantable or Tenant resumes the conduct of Tenant’s business in the demised premises.

7.	(a)
At any time, Tenant may furnish Owner a binding, unconditional, irrevocable standby letter of credit in form reasonably satisfactory to Owner, in amount equal to the security required to be deposited by Tenant under the Lease, to be issued by a commercial bank or savings bank located in New York City reasonably acceptable to Owner payable to Joseph P. Day Realty Corp., as Agent for the Owner, 9 East 40th Street, New York, N.Y. 10016 and to expire not earlier than 1 year from the date of issuance thereof (the “Letter of Credit”) and to be renewed on a year -to-year basis unless the bank shall have notified Owner at least 90 days before the expiration of the Letter of Credit that it is not renewing the Letter of Credit for the following year. The Letter of Credit shall have a final expiration date at least 30 days after the date set forth in this Lease for the expiration of the term of this Lease. Owner shall have the right to present the Letter of Credit and draw the full amount thereof upon submitting a written notice to the issuer specifying any of the following events:

(i)	If Tenant shall default in payment of any fixed rent, escalations or additional rent for 10 days after the same shall become due and such default shall not be cured;

(ii)
If Tenant shall default in the performance or observance of any other covenant or condition of this Lease on the part of Tenant to be performed or observed and such default shall not be cured after Owner shall have given Tenant written notice thereof, as provided in this Lease; or

(iii)	If Owner shall have received a notice from the bank that it is not renewing the Letter of Credit for the following year and Tenant has not delivered a substitute letter of credit to Owner.

(b)
Upon receipt of the proceeds of the Letter of Credit, Owner shall hold the same subject to the provisions of Articles 34 and 48 of this Lease, as security for the full and faithful performance and observance by Tenant of all of the covenants and conditions of this Lease on its part to be performed or observed (collectively, “Tenant’s obligations”). Tenant shall not be entitled to have said security deposit, or any part thereof, applied in payment of any installments of rent or additional rent falling due under this Lease, but only to have the same returned to it upon the expiration or earlier termination of this Lease, provided Tenant shall not then be in default hereunder, or if then in default, after Tenant has fully cured such default.

(c)
If the Letter of Credit shall be in effect upon the expiration or earlier termination of this Lease, the Letter of Credit shall be surrendered by Owner for cancellation, provided Tenant shall not then be in default under this Lease.

(d)
In the event of a sale or Lease of the Building, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new owner for the return of said security; and it is agreed that the provisions hereof shall apply to every subsequent transfer or assignment made of the security to a new Owner.

(e)
Except in connection with an assignment permitted under this Lease, Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

8.	so long as Owner delivers to Tenant a bill for Tax Payment within two years after the expiration of the Tax Year for which such tax is due.

9	H.
It is understood by Tenant that Owner may obtain and accept reductions in the proposed assessed valuation of the Building in a settlement in a Tax Year during the term of this Lease before the Owner has paid the Taxes and such reduction will substantially reduce the real estate tax escalation for the Tax Year due from Tenant under this Article. Tenant therefore agrees the expenses of the Owner in obtaining such reduction, including reasonable legal fees, accounting fees, appraisal fees and other expenses shall be deemed to be Taxes paid for the Tax Year of said reduction.

In the event the Taxes for any Tax Year during the term of this Lease shall be reduced after Tenant shall have paid Tenant’s Share of any excess thereof in respect of such Tax Year pursuant to this Article, Owner shall allow Tenant a credit against future rent, or issue a refund to Tenant (if the term of this Lease shall have expired) in the amount of Tenant’s Share of the refund (including any interest paid on such refund by the taxing authority) of such Taxes received by Owner (after deduction of expenses, including legal fees, accounting fees, appraisal fees and other expenses incurred by Owner in obtaining such refund).

9a.
In clarification of the foregoing, in the event Owner imposes an Operating Expense increase for any Operation Year, then Tenant shall not be required to pay a Wage Formula Increase under Article 40 for such year.

10.
, mortgage amortization and interest payments; nonmonetary items such as depreciation; income or equivalent taxes; expenses incurred in leasing or procuring new tenants, including leasing commissions, advertising expenses, legal fees and expenses of renovating space for new tenants; legal expenses for enforcing the terms of any ground Lease or any mortgage; wages, salaries and other compensation paid to any executive employee above the grade of building manager and the wages of any building manager shall be apportioned to the extent the building manager supervises more than one building; capital replacements, improvements and alterations for the building above the amount amortized by Owner on Owner’s tax return for that year; expenses for which Owner has received insurance or condemnation proceeds; electricity to the extent that the cost is reimbursed to Owner by tenants.

10a.	Owner will not exercise the option set forth in this article more than once during the term of this Lease and will not revoke the exercise of such option more than once during the term of this Lease.

11.	Tenant shall not be required to make any payment under this article by reason of alterations required to be made by laws in effect as of the date of execution of this Lease.

11a.
In the event Owner collects the proceeds of the Letter of Credit referred to in footnote 7 above, or if Tenant at any time during the term of this Lease shall deposit cash security with Owner in lieu of or in addition to a Letter of Credit, the provisions of this Article shall apply.

12.	Owner agrees to clean the demised premises in accordance with the attached cleaning specifications.

12a.	by Tenant or its employees, invitees, licensees, agents or contractors

12b.	ten

13.
In the event of such assignment, Tenant shall be released from any obligation under this Lease accruing after the effective date of such assignment; in the event of a sublease, Tenant shall not be required to pay to Owner any rent or additional rent not received by Tenant from the subtenant during the term of the sublease;

14.	and other comparable space is available in the building.

15.	reasonable

16a.	50% of

16b.	, brokerage commissions and alteration expenses incurred by Tenant in connection with such transaction

17.
In the case of a claim by Tenant that Owner unreasonably withheld or delayed consent to any sublease or assignment, Owner and Tenant hereby agree that the following provisions shall apply: upon the written request of Tenant, the dispute either (i) shall be submitted to the American Arbitration Association (the “Association”) for disposition pursuant to the “Expedited Procedures” of the Association, if available, or (ii) shall be submitted to the president of the Real Estate Board of New York, Inc. who shall appoint a single arbitrator to decide the dispute; in the event said president refuses to do so, the dispute shall be resolved in accordance with clause (i). If the President of the Real Estate Board agrees to appoint an arbitrator, he shall appoint the arbitrator within three days and the arbitrator will hold a hearing and decide the dispute within seven days of his appointment. The decision of the arbitrator shall be final, and all actions necessary to implement the decision of the arbitrator shall be undertaken as soon as possible, but in no event later than ten (10) business days after the rendering of such decision. Judgment upon the decision or any award rendered may be entered in any court having jurisdiction thereof. All fees payable to the Association or the Real Estate Board or the arbitrator for services rendered in connection with the resolution of the dispute shall be paid for by the party suffering the adverse decision of the Association. For purposes of this Article, the phrase “Expedited Procedures of the Association” shall mean those procedures set forth in paragraphs 53 through 58 of that certain booklet published by the Association and titled “Commercial Arbitration Rules”, as amended and in effect March 1, 1986.

18.
The exclusive set forth in this Article 62(k) shall continue for 90 days and if within 270 days after the expiration of the aforesaid 90 day period there is an assignment or sublease to a party introduced by the managing Agent within the exclusive 90 day period, then the managing Agent shall be entitled to a commission in accordance with its usual rates. In the event that Tenant assigns or subleases without advertising (except in professional journals) and without utilizing the services of a broker, finder or consultant, then the provisions of this Article 62(k) shall not apply.

19.	one month’s

19a.
(o) Provided that Tenant is not then in default under this Lease Tenant may without Owner’s consent assign this Lease to an affiliate of Tenant provided that Tenant gives Owner prior written notice thereof, including the name of said affiliate and furnishes Owner with a copy of the instrument of assignment and provided further that said affiliate shall assume the obligations of Tenant under this Lease. An affiliate of Tenant shall be deemed to be an entity controlled by, controlling or under common control with Tenant.

(p)
Provided that Tenant is not then in default under this Lease Tenant may without Owner’s consent sublet up to two offices within the demised premises (without further demises the demised premises) provided that Tenant gives Owner prior written notice thereof, including the name of any such subtenant, and furnishes Owner with a copy of the sublease. In connection with any such sublease, the other provisions of this Article shall not apply. No such subletting under this subparagraph (p) shall be for any of the uses set forth in Article 51 of this Lease.

20.	1 1/2

21.	, the Lease shall be deemed modified effective on the date Owner requests such survey

21a.	120 days

22.	70. TENANT’S SIGN

Tenant may install at Tenant’s expense erect a sign on the floor and if feasible, install colored logos on the glass plate floor indicator in the elevator, so long as Owner consents to the size, style and content of such signs. Owner agrees without charge to Tenant to provide 8 listings on the building director in the lobby for Tenants and its affiliates and sublesses. Tenant agrees to give Owner prior notice of the full names of any affiliates of Tenant which may occupy the demised premises.

71. OWNER’S WORK (CONTINUED)

Owner agrees that in doing the work set forth in the work letter referred to in Article 68 above, Owner will comply with the Americans with Disabilities Act. In the event asbestos is found in the demised premises which has not been introduced into the demised premises by Tenant, Owner will remove or encapsulate the same as required by law.

72. FREIGHT ELEVATORS

Owner agrees that Tenant may use the freight elevator for Tenant’s move into the building after regular business hours without charge. Tenant may also use the freight elevator without charge for accepting deliveries of furniture to Tenant within the first year of the term of this Lease.

73. FIRST OFFER

If, during the terms of this Lease, the adjoining space on the sixteenth floor of the building becomes vacant, then provided Tenant shall not then be in default under this Lease beyond any applicable notice and cure time, Tenant shall have the right of first offer upon the terms and conditions set forth in this Article for said adjoining space, when such space becomes available. Owner shall submit to Tenant for the approval of Tenant a Lease Proposal which shall contain the rent, electric charge, escalations and other terms for a lease term that will expire on the termination date of this Lease. Tenant shall have 30 days to notify Owner of Tenant’s acceptance of the Lease Proposal. The failure of Tenant so to notify Owner in writing within 30 days shall be conclusively deemed a rejection by Tenant. Tenant agrees within 30 days after notifying Owner that Tenant accepts the Lease Proposal to execute a lease for said adjoining space upon the terms and conditions set forth in the Lease Proposal and otherwise upon the terms and conditions set forth in this Lease.

74. CABLE TELEVISION

The building is presently wired for cable television; Tenant shall have access to such cable connection.

75. DEMISED PREMISES; TEMPORARY SPACE

In the event Owner’s work in the demised premises has not been substantially completed on or before November 1, 1996, Owner agrees Owner will pay any penalty incurred by Tenant, not exceeding $5,000, in holding over in its present space at 90 Broad Street, New York, New York, provided that Tenant shall first pay such penalty and shall exhibit to Owner a copy of the bill from the landlord of 90 Broad Street, New York, New York and a copy of Tenant’s check in payment of the same.

In the event Owner’s work in the demised premises has not been substantially completed by December 1, 1996 Owner leases the Tenant and Tenant hires from Owner Temporary Space consisting of the portion of the eighteenth floor of the building that is shown on the attached floor plan (the “Temporary Space”). Tenant has inspected the Temporary Space and accepts the same “as is”. All of the other terms, comments and conditions of this Lease shall apply to the leasing by Owner to Tenant of the Temporary Space, except that Tenant shall pay fixed rent for the Temporary Space of $921.38 per month including electricity, which shall be prorated for any portion of the month that Tenant occupies the Temporary Space.

After Owner has substantially completed Owner’s work in the demised premises as set forth in the attached Work Letter, Owner shall give Tenant notice thereof and Tenant agrees to quit and surrender the Temporary Space in accordance with Article 22 of this Lease and move into the demised premises within ten (10) days after such notice. The fixed annual rent provided in this Lease for the demised premises such commence on and be prorated from the eleventh (11) day after such notice and the rent for the Temporary Space shall be prorated to the date Tenant quits and surrenders the Temporary Space. In the event the Tenant holds over in the Temporary Space after the tenth (10) day following Owner’s notice, Tenant shall pay rent for the Temporary Space as set forth in this Lease for the demised premises without giving effect to Article 67 of this Lease. Nothing in this Article shall prevent Owner from commencing a holdover proceeding against Tenant in the event Tenant holds over in the Temporary Space beyond the tenth day after Owner’s notice.

15th thru 27th FLOORS
ENTIRE 18TH FLOOR
800 3rd.
EAST 49th STREET
EAST 50th STREET
THIRD AVENUE
A.C. SHAFT
STAIR
TEL. CLOSET
SHAFT
ELECT CL
ELEVATORS
JAN CLOS.
POWDER ROOM
WOMEN
MEN
VEST.
ELECT CL
WET COLUMN
A.C. SHAFT

15th thru 27th FLOORS
16th fl.
800 3rd.
EAST 50th STREET
THIRD AVENUE
EAST 49th STREET

Bennet Design Group, Inc.
135 West 29th Street
New York, NY, 10001
212-239-0511

September 10, 1996 Revised

Asset Alliance Corporation
800 Third Avenue
16th Floor
New York, NY

WORK LETTER

Landlord agrees, at it’s sole expense and without charge to tenant, shall cause to be prepared the following architectural drawings and specifications: AND THE LANDLORD WILL BUILD THE SPACE PURSUANT TO LEASE ARTICLE #68.

A.	GENERAL CONSTRUCTION:

1.	DEMOLITION:

As per plan C - 1 dated September 3, 1996.

2.	PARTITIONS:

a)	Building standard partitioning as per approved plan # C - 1 dated September 3, 1996.

b)	Wood and frame less clear glass at room # 1 & 3 ( Approximately 21 linear feet.)

3.	DOORS, FRAMES & HARDWARE:

a)	Seven (7) cherry wood and glass doors 3’ - 0” x 8’ - 0’ with true mullions ( 3 x 7 ) with frosted panes, with 1” clear borders.

b)	One (1) pair of full height cherry wood closet doors.

c)	Lever door pulls - brushed chrome ( all doors ). Locks on three (3) office doors. Dead bolt and 8” sq. face plate for front entry doors.

d)	All doors to have Dome floor stops and silencers.

4.	CEILINGS:

a) New 2’ x 2” full line (Donn or approved equal ) with white “cirrus” style lay -in tiles. As per plan RC - 1, dated September 3, 1996.

b) Raised ceiling area in conference room #3 approximately 6’ - 0” x 8’ - 0” x 6” with continuous cherry wood fascia trim.

5.	AIR CONDITIONING:

a)	Modify existing diffusers to conform to new partition layout.

6.	LIGHTING / ELECTRIC:

a)	Two (2) new building standard 2 x 4 fluorescent fixtures.

b)	Twenty two (22) new building standard recessed incandescent down lights. (One at lobby entry ).

c)	Three (3) new building standard recessed incandescent with emergency 24 hour packs.

d)	Nineteen (19) incandescent wall mounted sconces ( $250.00 allowed for each ).

e)	Four (4) dimmers and four (4) switches.

f)	Two (2) new exit lights.

g)	One (1) new pendant incandescent fixture ( $250.00 allowance )

7.	POWER / ELECTRIC:

a)	Existing circuits and outlets to remain. Relocate all affected by demo and new partition layout.

b)	Three (3) new double duplex outlets.

c)	One (1) floor duplex outlet and one (1) floor conduit with box for phone and data line.

d)	Three (3) new 20 amp 115 volt dedicated quad outlet.

8.	PAINTING:

a)	Paint in colors selected by tenant - eggshell finish.

9.	FLOOR COVERING:

a)	Plank cherry wood floor in reception and wood border ( minimum 1’ - 0” width ) on conference room ( approximately: 350 sq. ft.). ( Random width with wood pegs with plywood subfloor).

b)	Upgraded building standard carpet - color to be selected by tenant ( all offices $28.00 per yard allowance ).

c)	Building standard vinyl composition floor tile room # 11 - colors selected by tenant.

d)	Wood base ( 4” high ) all areas / offices except building standard vinyl base in room # 11.

10.	MILLWORK:

a)	One (1) reception desk - cherry wood (3’ - 0” x 6’- 0”) with 5’ x 2’ return and gate and marble ledge.

b)	Wood panel chair rail wainscot and base ( room # 1 ) (approximately 92 linear feet x 2’ - 6” high).

c)	Wood chair rail and base in corridor # 10 and conference room #3.

d)	One (1) media cabinet - cherry wood office # 4 ( approximately 10’ - 0’ long 2’ - 0” deep x 2’ -6 “ high).

e)	One (1) cherry wood bookcase with adjustable shelves and four file draw for office # 4 (approximately 10’ - 0” long x 2’ - 6” high x 1’ - 0” deep ).

f)
Secretaries work station - room #5 - cherry wood surround 3’ - 6” high x 6’ - 6” long with plastic laminate top 14’-0” long x 2’ - 0” wide x 1 1/2” thick and wall MTD storage cabinet with task lighting and up light approximately 12’ 6” long x 2’ - 6” high x 1’ - 1” deep.

g)	Cherry wood radiator enclosures - room # 3, 4 , 5 and 9. ( Low bookcase at room #3 and 5 ).

h)	Cherry wood entry door surround and two side panels (approximately 4’ - 0” x 8’ - 0” high).

i)	Pantry - cabinets - base with sink and all required plumbing 4’ - 0” x 2’ - 0” x 3’ - 0” high and wall MTD cabinet 4’ - 0” x 1’ - 0” room #11 .

j)	Storage room #11 counter approximately 2’ - 0” x 17’ - 0” long and two adjustable shelves approximately 1’ - 0” x 14’ - 0” long each.

k)	Built - in storage cabinets at wainscot column - room #1 ( 3-sections)

I)	Trading room # 7 twenty five (25) linear feet. 2’ - 0” deep counters and 15’ - 0” wall MTD cabinet, approximately 1’ - 3” deep x 1” - 3” high.( plastic laminate finish ).

NOTE: All wood finishes to be selected by tenant. - See C - 1 and F - 1 dated September 3, 1996.

11.	WINDOW TREATMENT:

a)	Building standard solar veils added in color selected by tenant.

NOTE: All work done by landlord and or tenant shall comply with the New York State Building Department code requirements.

Any additional equipment or work over and above that is specified in the Work Letter must receive approval of lessor, in advance, and shall be performed at lessees expense.

B.	WORK AT TENANT’S SOLE COST AND EXPENSE:
(Unless specified in above Work Letter)

a)	Furniture and furnishings.

b)	Telephone and data equipment and cabling.

c)	Any above standard finishes and cabinetwork ( unless specified above).

CLEANING SPECIFICATIONS

General Office Areas

Nightly

a.	Damp mop all stone ceramic tile, terrazzo and other types of unwaxed flooring.

b.	Sweep all vinyl, asphalt, rubber and similar types of flooring using an approved chemically treated cloth or treated mop.

c.	Vacuum clean carpeted areas, once per week. Sweep all private stairways nightly and vacuum if carpeted, once per week.

d.	Hand dust and wipe clean with damp or chemically treated cloth all furniture, file cabinets, fixtures, window sills and convector enclosure tops, once per week.

e.	Dust all telephones.

f.	Dust all chairs, rail trim, etc., once per week.

g.	Empty and clean all waste receptacles and remove wastepaper and waste materials to a designated area. (Plastic liners provided once per week by Contractor.)

h.	Damp dust interiors of all waste disposal receptacles.

i.	Empty and wipe clean all ash trays and screen all sand urns.

j.	Wash clean all water fountains and water coolers.

k.	Clean all furniture tops.

l.	Remove fingermarks and dust doors of elevator batchways.

m.
This cleaning and additional cleaning operations shall be scheduled so that a minimum number of lights are to be left on at all times. Upon completion of the cleaning, all lights are to be turned off. All entrance doors are to be kept locked during this entire operation.

General Office Areas

Periodic

a.	Hand dust all door louvers and other ventilating louvers within reach once per week.

b.	Dust all baseboards once per week.

c.	Remove fingerprints from all painted surfaces near light switches, entrance doors, etc., once per week.

d.	Wipe clean all bright work weekly.

e.	Mopfloors in public and private stairways throughout building once per week, including doors as needed.

f.	Move and vacuum clean once per week underneath all furniture that can be moved.

g.	Dust all picture frames, charts and similar hangings quarterly.

h.	Dust all vertical surfaces such as walls, partitions and doors quarterly.

i.	Dust exterior of lighting fixtures three times per year.

Public Toilets - (excludes private lavatories)

Nightly

a.	Wash all floors.

b.	Wash all mirrors and powder shelves.

c.	Wash all bright work.

d.	Wash all plumbing fixtures.

e.	Wash and disinfect all toilet seats, both sides.

f.	Scour, wash and disinfect all basins, bowls, urinals throughout all toilets.

g.	Empty paper towels receptacles and remove paper to designated area.

h.	Fill toilet tissue holder (tissue to be furnished by contractor).

i.	Fill soap dispenser system and fill paper towel dispenser (soap and towels to be supplied by contractor).

j.	Empty and clean sanitary disposal receptacles.

k.	Clean and wash receptacles and dispensers nightly.

1.	Remove fingerprints from painted surfaces.

m.	Report all mechanical deficiencies, i.e. dripping faucets, etc., to Owner’s representative.

n.	Remove all unauthorized marks and writing from walls on night. Dust all partitions and the tile walls weekly.

Periodic

a.	Clean and wash all partitions once a month: spot clean daily.

b.	Scrub floors once per month.

c.	Hand dust, clean and wash all the tile walls twice each year.

d.	High dusting to be done once each quarter which includes lights, walls and grills.

e.	Wash toilet lighting fixtures once per year.

Public Areas

a.	Daily, police all public and private stairwells throughout the entire building and keep in clean condition, sweep and damp mop same, once per week.

b.	Inspect and keep clean firehose, extinguishers and similar equipment.

c.	Dust all railing, etc., weekly and high dust quarterly.

d.	Wash all public corridor flooring as necessary.

e.	Remove all unauthorized marks and writing from walls on sight.

f.	Damp wipe vertical surfaces of public corridors and elevator lobbies as often as necessary but not less than once per month.